Exhibit 99.1
MedAvail Reports Second Quarter 2022 Financial Results
MISSISSAUGA, Ontario and PHOENIX, Ariz. – August 11, 2022 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”) a technology-enabled pharmacy company, today reported financial results for the three months ended June 30, 2022.

“We continued to execute on our strategic initiatives in the second quarter and are pleased to be introducing our full year revenue guidance. Our strong financial results are a testament to our focus on expanding our retail pharmacy and technology footprint, increasing utilization, and reducing costs across the enterprise,” said Mark Doerr, Chief Executive Officer of MedAvail. “We are delighted by the interest in our differentiated retail pharmacy and pharmacy technology solutions and are addressing this demand through our broadly scalable technology platform and hub and spoke model. As we enter the second half of the year, we see ourselves in a strong position to continue improving profitability and accelerating topline growth.”

Recent Operational Highlights

•Ended second quarter of 2022 with 98 MedCenter total net cumulative deployments, a 31% increase year to date
•Ended second quarter of 2022 with 91 MedCenter total net dispensing deployments, a 34% increase year to date
•Entered into a new agreement with AdventHealth to open two initial SpotRx locations in Tampa
•Recently opened Tampa pharmacy hub to meet the continued demand the company is seeing from its key clinic partners in the region
•Announced that during the second quarter of 2022, University of Florida Health implemented three MedCenters in Gainesville, Florida under a technology agreement with MedAvail
•Projected savings of 20% over FY21 Q4 cash burn rate, attributable to initiatives that began in the second quarter relating to leveraging existing technology and internal resources to reduce reliance on contractors

Second Quarter 2022 and Recent Financial Highlights

All comparisons, unless otherwise noted, are to the three months ended June 30, 2021.

•Total revenue increased 122% to $11.2 million
•Total revenue by segment
◦Retail Pharmacy Services revenue increased 137% to $10.6 million
◦Pharmacy Technology revenue remained essentially unchanged at $0.5 million
•Net operating loss was $11.4 million compared to $10.5 million
•Adjusted EBITDA loss of $10.3 million compared to $9.7 million
•Cash and cash equivalents as of June 30, 2022, were $29.2 million. The second closing of the company’s private placement occurred on July 1, 2022 and yielded $10.0 million in gross proceeds.

Full Year 2022 Financial Outlook

MedAvail expects total revenue for full year 2022 to be at least $42 million, representing growth of at least 90% over full year 2021 revenue.

The company is raising guidance of 25-30 net new dispensing deployments for full year 2022 to 30-35 net new dispensing deployments.

Conference Call

MedAvail will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Thursday, August 11, 2022, to discuss its second quarter 2022 financial results. A webcast of the conference call can be accessed at https://investors.medavail.com. The webcast will be archived and available for replay for at least 90 days after the event.

Definition of Key Metrics

Net Dispensing Deployments

We define net dispensing deployments as sites that are live, meaning that such sites have payer network acceptance, pharmacy board approvals and trained clinical staff or clinical account managers.

Net Cumulative Deployments

Net cumulative deployments includes dispensing deployments and installed not yet dispensing deployments, but excludes decommissioned clinics, pilots and demo sites.

About MedAvail

MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy company, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

Non-GAAP Financial Measures

MedAvail refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including adjusted EBITDA. See the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding MedAvail's business strategy and market opportunity; potential future revenue and cost savings projections and expectations for growth and profitability; customer demand and expansion plans; margin, utilization and cost reduction improvements; improvements in deployment efficiency and speed; and customer partnerships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MedAvail's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to risks discussed under the heading "Risk Factors" in MedAvail’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 29, 2022, MedAvail’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022, and other filings MedAvail makes with the SEC in the future. Additional information is also set forth in MedAvail’s Annual Report on Form 10-K for the year ended December 31, 2021, MedAvail’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and other filings MedAvail makes with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and MedAvail specifically disclaims any obligation to update these forward-looking statements.

Contacts:
Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com
SOURCE MedAvail Holdings, Inc.

MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,
	2022	2021 (1)
Revenue:
Pharmacy and hardware revenue	$10,930	$4,725
Service revenue	254	305
Total revenue	11,184	5,030
Cost of products sold and services:
Pharmacy and hardware cost of products sold	10,151	4,679
Service costs	115	178
Total cost of products sold and services	10,266	4,857
Operating expense:
Pharmacy operations	3,648	3,085
General and administrative	6,100	5,737
Selling and marketing	2,307	1,613
Research and development	281	201
Total operating expense	12,336	10,636
Operating loss	(11,418)	(10,463)
Other gain (loss), net	—	38
Interest income	—	27
Interest expense	(276)	(66)
Loss before income taxes	(11,694)	(10,464)
Income tax expense	(24)	—
Net loss and comprehensive loss	$(11,718)	$(10,464)
Net loss per share - basic and diluted	$(0.17)	$(0.32)
Weighted average shares outstanding - basic and diluted	69,356,723	32,546,395

(1) Certain activity was reclassified to be consistent with the current presentation, see comparative tables that follow.

MEDAVAIL HOLDINGS, INC.
Operating Expense Reclassifications
(in thousands)
(Unaudited)

	Three Months Ended June 30, 2021
	Current presentation	As previously reported	Change
Pharmacy operations	$3,085	$2,292	$793
General and administrative	5,737	6,646	(909)
Selling and marketing	1,613	1,497	116
	$10,435	$10,435	$—

MEDAVAIL HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$29,202	$19,689
Restricted cash	676	400
Accounts receivable (net of allowance for doubtful accounts of $123 thousand for June 30, 2022, $66 thousand for December 31, 2021)	2,076	1,189
Inventories	5,620	3,916
Prepaid expenses and other current assets	3,376	2,191
Total current assets	40,950	27,385
Property, plant and equipment, net	6,366	5,692
Intangible assets, net	2,851	2,300
Right-of-use assets	2,433	2,538
Other assets	233	228
Total assets	$52,833	$38,143
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,873	$2,477
Accrued liabilities	1,696	1,530
Accrued payroll and benefits	3,047	2,733
Deferred revenue	91	83
Current portion of lease obligations	743	682
Total current liabilities	8,450	7,505
Long-term debt, net	9,679	9,538
Long-term portion of lease obligations	1,917	2,027
Total liabilities	20,046	19,070
Commitments and contingencies
Stockholders' deficit:
Common shares ($0.001 par value, 300,000,000 shares authorized, 70,609,972 and 32,902,048 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively)	71	33
Warrants	8,876	1,373
Additional paid-in-capital	247,598	216,685
Accumulated other comprehensive loss	(6,928)	(6,928)
Accumulated deficit	(216,830)	(192,090)
Total stockholders' equity	32,787	19,073
Total liabilities and stockholders' equity	$52,833	$38,143

MEDAVAIL HOLDINGS, INC.
Supplemental Financial Information - Segments
(in thousands)
(Unaudited)

	Retail Pharmacy Services	Pharmacy Technology	Total
Three Months Ended June 30, 2022
Revenue:
Pharmacy and hardware revenue:
Retail pharmacy revenue	$10,641	$—	$10,641
Hardware	—	180	180
Subscription	—	109	109
Total pharmacy and hardware revenue	10,641	289	10,930
Service revenue:
Software	—	86	86
Maintenance and support	—	47	47
Installation	—	71	71
Professional services and other	—	50	50
Total service revenue	—	254	254
Total revenue	10,641	543	11,184
Cost of products sold and services	9,930	336	10,266
Segment gross profit	$711	$207	918

	Retail Pharmacy Services	Pharmacy Technology	Total
Three Months Ended June 30, 2021
Revenue:
Pharmacy and hardware revenue:
Retail pharmacy revenue	$4,494	$—	$4,494
Hardware	—	123	123
Subscription	—	108	108
Total pharmacy and hardware revenue	4,494	231	4,725
Service revenue:
Software	—	41	41
Maintenance and support	—	40	40
Installation	—	12	12
Professional services and other	—	212	212
Total service revenue	—	305	305
Total revenue	4,494	536	5,030
Cost of products sold and services	4,435	422	4,857
Segment gross profit	$59	$114	173

Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA for a particular period as net (loss) income before interest, taxes, depreciation and amortization, and as further adjusted for non-recurring revenue from stock-based compensation expense.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

MEDAVAIL HOLDINGS, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands)

	Three Months Ended June 30,
	2022	2021
Net loss	$(11,718)	$(10,464)
Adjustments to calculate EBITDA:
Interest income	—	(27)
Interest expense	276	66
Income tax expense	24	—
Depreciation and amortization (1)	485	392
EBITDA	$(10,933)	$(10,033)
Adjustments as follows:
Share-based compensation expense	612	323
Adjusted EBITDA	$(10,321)	$(9,710)
(1) Excludes $169 thousand and $538 thousand in operating lease amortization for the three months ended June 30, 2022, and 2021, respectively.